POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Lee D. Roberts, located at 9010 NE 47th Street, Yarrow Point, WA 98004, do hereby nominate, constitute and appoint Daniel S. Follis, Jr., Melanie C. Dunn or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports
("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 3rd day of April, 2013.

In presence of

/s/ 						/s/
Isaac Olson					Lee D. Roberts
Witness						Signature
Subscribed and sworn to before me
this 3rd day of April, 2013


/s/
Caleb H. Olson
Notary Public
Acting in King County,
State of Washington

My Commission expires: June 1, 2014